UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fossil, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 23, 2012 to (i) elect eleven directors to the Company’s Board of Directors to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on named executive officer compensation (“Proposal 2”), (iii) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012 (“Proposal 3”), and (iv) vote on a stockholder proposal regarding a report describing the Company’s supply chain standards related to environmental impacts (“Proposal 4”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 23, 2012.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Withheld or Cast Against	Abstain	Broker Non- Votes
Proposal 1
Elaine Agather	54,446,560	128,571	—	2,540,534
Jeffrey N. Boyer	54,556,658	18,473	—	2,540,534
Kosta N. Kartsotis	53,878,115	697,016	—	2,540,534
Diane L. Neal	54,563,112	12,019	—	2,540,534
Thomas M. Nealon	54,555,872	19,259	—	2,540,534
Elysia Holt Ragusa	54,488,165	86,966	—	2,540,534
Jal S. Shroff	54,442,485	132,646	—	2,540,534
James E. Skinner	54,561,559	13,572	—	2,540,534
Michael Steinberg	54,282,203	292,928	—	2,540,534
Donald J. Stone	54,012,495	562,636	—	2,540,534
James M. Zimmerman	54,562,859	12,272	—	2,540,534

Proposal 2	54,356,651	194,363	24,117	2,540,534

Proposal 3	56,937,875	164,075	13,715	—

Proposal 4	12,582,940	28,276,187	13,716,004	2,540,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

FOSSIL, INC.

	By:	/s/ Mike L. Kovar

Mike L. Kovar
Executive Vice President and Chief Financial Officer

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